Document Security Systems, Inc. Announces 2012 Fourth Quarter and Full-Year Financial Results

Will Hold Earnings Conference Call on March 6, 2013 at 4:30 pm ET

ROCHESTER, NY--March 6, 2013 — Document Security Systems, Inc. (NYSE MKT: DSS), a leading developer of anti-counterfeiting, anti-fraud and authentication technologies for governments, corporations and financial institutions, today announced preliminary fourth quarter and full-year 2012 financial results.

Revenues for fourth quarter of 2012 were $5.4 million, a 30% increase over the fourth quarter of 2011. Revenues for the full year of 2012 were $17.1 million, a 28% increase from 2011 resulting from significant growth in the Company’s Packaging and Licensing and Digital Solutions divisions, which grew by 59% and 26%, respectively.

Gross profit for the fourth quarter of 2012 was $1.6 million, a 40% increase over the fourth quarter of 2011. Gross profit for the full year of 2012 increased 37% to $5.7 million from $4.2 million in 2011. The gross profit improvement reflects the Company’s better sales mix along with reductions in production costs, especially at the Company’s commercial and security printing division.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock based compensation and other non-recurring items, including professional fees for the Company’s pending merger with Lexington Technology Group) for the fourth quarter of 2012 was a loss of $280,000, or a 49% improvement over the adjusted EBITDA loss of $545,000 for the fourth quarter of 2011. For the full year of 2012, adjusted EBITDA was a loss of $1,314,000, or a 43% improvement over the adjusted EBITDA loss of $2,309,000 in 2011.

The Company recorded a net loss for the fourth quarter of 2012 of $1,117,000, or a net loss of $0.05 per share compared to a loss of $955,000 or $0.05 per share in the fourth quarter of 2011. On a full year basis, net loss was $4.3 million or $0.21 per share in 2012, compared to a net loss of $3.2 million or $0.17 per share in 2011. The increase in net loss for the fourth was primarily the result of non-recurring professional fees related to the proposed merger. The increase in net loss for the full year was primarily due to professional fees related to the potential merger with Lexington Technology Group, and to a lesser extent the effects of a one-time income amount recorded in the first quarter of 2011 due to a change in the fair value of a derivative liability that did not re-occur in 2012 and an immediate amortization of note discount expense recorded in the first quarter of 2012. These three items in aggregate amounted to $1,345,000. Absent these items, net loss for 2012 would have decreased approximately 9% from 2011

Document Security System’s CEO, Robert Bzdick said, “Our strong ending to 2012 validates the strength of our core products and offerings. Our ability to increase the volume and quality of our revenues consistently throughout the year points to the strengthening of our core businesses that will be a foundation of the Company going forward. As we enter 2013, we seek to continue to benefit from the improved financial performance of our core packaging, plastics and printing divisions, while continuing to invest in the research and development of new products, especially in our digital group. “

CONFERENCE CALL AND WEBCAST DETAILS:

Time: 4:30 p.m. ET
Date: Wednesday, March 6, 2013
Investor Dial In (Toll Free): 877-407-9205
Investor Dial In (International): 201-689-8054

Live Webcast URL: http://www.investorcalendar.com/IC/CEPage.asp?ID=170643

A replay of the teleconference will be available until March 13, 2013 which can be accessed by dialing (877) 660-6853 if calling within the U.S. or (201) 612-7415 if calling internationally. Please enter account #286 and conference ID #410432 to access the replay.

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About DSS (Document Security Systems, Inc.)

Document Security Systems, Inc.’s (NYSE MKT:DSS) products and solutions are used by governments, corporations and financial institutions to defeat counterfeiting and fraud and protect brands and digital information from the expanding world-wide counterfeiting problem.

DSS continually invests in research and development to meet the ever changing security needs of the Company’s clients and implements these patented solutions through strategic licensing and through the Company’s four operating groups: DSS Plastics Group, DSS Secure Printing Group, DSS Packaging Group and DSS Digital Group.

Through these divisions, DSS provides counterfeit deterrence and authentication coupled with digital information solutions to corporations, governments, and financial institutions around the world. When implemented, DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications and brand packaging.

For more information on DSS and its subsidiaries, please visit www.DSSsecure.com .

Follow DSS on Facebook, click HERE.

For more information:

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

About Lexington Technology Group

Lexington Technology Group, Inc. is an intellectual property management firm that invests business experience, legal expertise and capital to monetize pioneering inventions. LTG's goal is to identify and capitalize on opportunities for return, while rewarding highly qualified innovators. The firm typically engages with companies that have identified important innovations but that may lack the experience, relationships or capital to succeed on their own, and have not been fairly rewarded in the marketplace. LTG's initiatives contribute to an intellectual property market that enables innovators to benefit from their discoveries and investors to profit from prudent risk. LTG's management team is comprised of experienced patent managers and strategists that have collectively generated over $1 billion licenses, settlements and damages awards to date. www.lex-tg.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the proposed transaction between DSS and Lexington Technology Group; the expected timetable for completing the transaction; the potential value created by the proposed Merger for DSS's and Lexington Technology Group's stockholders; the potential of the combined companies' technology platform; the companies’ respective or combined ability to raise capital to fund our combined operations and business plan; the continued listing of DSS's or the combined company's securities on the NYSE MKT; market acceptance of DSS products and services; the companies’ collective ability to maintain or protect their intellectual property rights through litigation or otherwise; Lexington Technology Group's limited operating history, competition from other industry competitors with greater market presence and financial resources than those of DSS's; the Company’s ability to license and monetize the patents owned by Lexington Technology Group; potential new legislation or regulation related to enforcing patents; the complexity and costly nature of acquiring patent or other intellectual property assets; the combined company's management and board of directors; and any other statements about DSS' or Lexington Technology Group's management teams' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "plans," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that DSS and Lexington Technology Group may not be able to complete the proposed transaction; the inability to realize the potential value created by the proposed Merger for DSS's and Lexington Technology Group's stockholders; our respective or combined inability to raise capital to fund our combined operations and business plan; DSS's or the combined company's inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of DSS's products and services; our collective inability to protect our intellectual property rights through litigation or otherwise; competition from other industry competitors with greater market presence and financial resources than those of DSS's; our inability to license and monetize the patents owned by Lexington Technology Group; and other risks and uncertainties more fully described in DSS's Annual Report on Form 10-K for the year ended December 31, 2012, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, each as filed with the SEC, as well as the other filings that DSS makes with the SEC. Investors and stockholders are also urged to read the risk factors set forth in the proxy statement/prospectus carefully when they are available.

In addition, the statements in this press release reflect the Company’s expectations and beliefs as of the date of this release. Subsequent events and developments will cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date of this release.

FINANCIAL TABLES FOLLOW

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011	% change	Year Ended December 31, 2012	Year Ended December 31, 2011	% change
Revenue
Printing	$681,000	$884,000	-23%	$2,895,000	$3,227,000	-10%
Packaging	3,570,000	2,145,000	66%	9,428,000	5,940,000	59%
Plastic IDs and cards	713,000	682,000	5%	2,966,000	2,769,000	7%
Licensing and digital solutions	485,000	496,000	-2%	1,826,000	1,447,000	26%

Total Revenue	$5,449,000	$4,207,000	30%	$17,115,000	$13,383,000	28%

Costs of revenue
Printing	$446,000	$845,000	-47%	$2,014,000	$2,928,000	-31%
Packaging	2,797,000	1,668,000	68%	7,267,000	4,431,000	64%
Plastic IDs and cards	485,000	468,000	4%	1,748,000	1,698,000	3%
Licensing and digital solutions	102,000	67,000	52%	358,000	154,000	132%

Total cost of revenue	3,830,000	3,048,000	26%	11,387,000	9,211,000	24%

Gross profit
Printing	235,000	39,000	503%	881,000	299,000	195%
Packaging	773,000	477,000	62%	2,161,000	1,509,000	43%
Plastic IDs and cards	228,000	214,000	7%	1,218,000	1,071,000	14%
Licensing and digital solutions	383,000	429,000	-11%	1,468,000	1,293,000	14%

Total gross profit	$1,619,000	$1,159,000	40%	$5,728,000	$4,172,000	37%
Gross profit percentage	30%	28%	8%	33%	31%	6%

Operating Expenses
Sales, general and administrative compensation	$1,207,000	$1,098,000	10%	$4,383,000	$3,782,000	16%
Professional Fees	578,000	176,000	228%	1,546,000	758,000	104%
Sales and marketing	104,000	106,000	-2%	337,000	519,000	-35%
Rent and utilities	174,000	144,000	21%	612,000	693,000	-12%
Other	218,000	227,000	-4%	916,000	803,000	14%
	2,281,000	1,751,000	30%	7,794,000	6,555,000	19%

Other Operating Expenses
Non-production depreciation and amortization	35,000	29,000	21%	131,000	123,000	7%
Research and development, including research and development costs paid by equity instruments	(54,000)	77,000	-170%	491,000	285,000	72%
Stock based compensation	331,000	83,000	299%	782,000	399,000	96%
Amortization of intangibles	76,000	79,000	-4%	304,000	284,000	7%
	388,000	268,000	45%	1,708,000	1,091,000	57%

Total Operating Expenses	$2,669,000	$2,019,000	32%	$9,502,000	$7,646,000	24%

Operating loss	(1,050,000)	(860,000)	22%	(3,774,000)	(3,474,000)	9%

Other income (expense):
Change in fair value of derivative liability	$-	$-	-	$-	$361,000	-100%
Interest expense	(51,000)	(89,000)	-43%	(228,000)	(259,000)	-12%
Amortizaton of note discount	(11,000)	-	100%	(260,000)	-	100%
Other income		-		-	-

Other income (expense), net	$(62,000)	$(89,000)	-30%	$(488,000)	$102,000	-578%

Loss before income taxes	(1,112,000)	(949,000)	17%	(4,262,000)	(3,372,000)	26%

Income tax expense (benefit), net	5,000	(165,000)	-103%	19,000	(150,000)	-113%

Net loss	$(1,117,000)	$(955,000)	17%	$(4,281,000)	$(3,222,000)	33%

Net loss per share, basic and diluted	$(0.05)	$(0.05)	0%	$(0.21)	$(0.17)	24%

Weighted average common shares outstanding, basic and diluted	21,705,969	19,507,806	11%	20,828,149	19,454,046	7%

DOCUMENT SECURITY SYSTEMS, INC.  AND SUBSIDIARIES

 Consolidated Balance Sheets

 As of December 31,

	2012	2011
ASSETS

Current assets:
Cash	$1,887,163	$717,679
Accounts receivable, net of allowance
of $60,000 ($76,000- 2011)	2,123,019	1,595,750
Inventory	817,685	783,442
Prepaid expenses and other current assets	290,402	95,399
		-
Total current assets	5,118,269	3,192,270

Property, plant and equipment, net	3,723,908	4,019,829
Other assets	232,815	244,356
Goodwill	3,322,799	3,322,799
Other intangible assets, net	1,852,677	2,043,212

Total assets	$14,250,468	$12,822,466

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,417,460	$1,666,963
Accrued expenses and other current liabilities	1,218,534	1,142,629
Revolving lines of credit	238,240	763,736
Short-term loan from related party	-	150,000
Current portion of long-term debt	908,744	460,598
Current portion of capital lease obligations	4,710	88,172

Total current liabilities	3,787,688	4,272,098

Long-term debt, net of unamortized discount of $44,000 ($88,000-2011)	1,483,676	2,819,783
Interest rate swap hedging liabilities	127,883	110,688
Deferred tax liability	127,675	108,727
Capital lease obligations	-	11,133

Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 21,705,969 shares issued and outstanding
(19,513,132 in 2011)	434,118	390,262
Additional paid-in capital	55,872,917	48,395,241
Accumulated other comprehensive loss	(127,883)	(110,688)
Accumulated deficit	(47,455,606)	(43,174,778)

Total stockholders' equity	8,723,546	5,500,037

Total liabilities and stockholders' equity	$14,250,468	$12,822,466

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2012	2011
Cash flows from operating activities:
Net loss	$(4,280,828)	$(3,222,146)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	845,137	766,977
Stock based compensation	846,705	398,090
Amortization of note discount	259,816	-
Change in fair value of derivative liability	-	(360,922)
Change in deferred tax provision	18,948	(150,183)
(Increase) decrease in assets:
Accounts receivable	(527,269)	701,482
Inventory	(34,243)	(182,083)
Prepaid expenses and other assets	(117,951)	112,911
Increase (decrease) in liabilities:
Accounts payable	(249,503)	(229,528)
Accrued expenses and other liabilities	75,905	40,897
Net cash used by operating activities	(3,163,283)	(2,124,505)

Cash flows from investing activities:
Purchase of property, plant and equipment	(245,112)	(523,596)
Purchase of other intangible assets	(113,569)	(72,069)
Acquisition of business	-	61,995
Net cash used by investing activities	(358,681)	(533,670)

Cash flows from financing activities:
Net payments on revolving lines of credit	(525,496)	(90,256)
Payment of short-term loan from related party	(150,000)	-
Payments of long-term debt	(352,350)	(359,399)
Payments of capital lease obligations	(94,595)	(88,003)
Issuance of common stock, net of issuance costs	5,813,889	(173,062)
Net cash provided (used) by financing activities	4,691,448	(710,720)

Net increase (decrease) in cash	1,169,484	(3,368,895)
Cash beginning of period	717,679	4,086,574

Cash end of period	$1,887,163	$717,679

Adjusted EBITDA: Non-GAAP Financial Performance Measure

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net income (loss) interest, income taxes, depreciation and amortization expense as further adjusted to add back stock-based compensation expense and non-recurring items, such as gain on the change in fair value of derivative liability and costs related to the Company’s potential merger with Lexington Technology Group. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of FASB ASC 718 and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization and stock based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of Net Loss to Adjusted EBITDA loss.

	Three Months Ended December 31			Year Ended December 31
	2012	2011	%change	2012	2011	%change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss	$(1,116,000)	$(955,000)	17%	$(4,281,000)	$(3,222,000)	33%
Add back:
Depreciation & Amortization	247,000	233,000	6%	845,000	767,000	10%
Stock based compensation	215,000	83,000	159%	847,000	398,000	113%
Interest expense	51,000	89,000	-43%	228,000	259,000	-12%
Amortization of note discount	11,000	-	100%	260,000	-	100%
Change in fair value of derivative liability	-	-	0%	-	(361,000)	-100%
Income Taxes	5,000	5,000	0%	19,000	(150,000)	-113%
Professional fees incurred in conjunction with the proposed merger with Lexington Technology Group	307,000	-	100%	768,000	-	100%

Adjusted EBITDA	(280,000)	(545,000)	-49%	(1,314,000)	(2,309,000)	-43%